                             Policy Number SPECIMEN

                   Insured  JOHN DOE
                            JANE DOE

  Initial Specified Amount  $500,000        Date of Issue  MAY 1, 2000

                 LINCOLN NEW YORK & ANNUITY COMPANY OF NEW YORK
   A Stock Company        Home Office Location:  120 Madison Street, Suite 1700
                                                 Syracuse, New York  13202

                 Administrator Mailing Address:  The Lincoln National Life
                                                 Insurance Company
                                                 350 Church Street
                                                 Hartford, CT 06103-1106

Lincoln Life & Annuity Company of New York ("Lincoln New York") agrees to pay the Death Benefit Proceeds to the Beneficiary upon receipt of due proof of the death of the second Insured to die. Such payment shall be made as provided under GENERAL PROVISIONS, PAYMENT OF PROCEEDS. Lincoln New York further agrees to pay the surrender value to the Owner on the Maturity Date provided the Insured is then alive.

RIGHT TO EXAMINE THE POLICY. The policy may be returned to the insurance agent through whom it was purchased or to Lincoln New York 10 days after receipt of the policy (60 days after its receipt where required by law for policies issued in replacement of other insurance). During this period (the "Right-to-Examine Period"), any premium paid will be placed in the Money Market Fund and, if the policy is so returned, it will be deemed void from the Date of Issue and Lincoln New York will refund all premium paid. If the policy is not returned, the premium payment will be processed as set forth in PREMIUM AND REINSTATEMENT PROVISIONS, ALLOCATION OF NET PREMIUM PAYMENTS.

ANY BENEFITS AND VALUES PROVIDED BY THE POLICY BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

THE DEATH BENEFIT PROCEEDS ON THE DATE OF ISSUE EQUAL THE INITIAL SPECIFIED AMOUNT OF THE POLICY. THEREAFTER, THE DEATH BENEFIT PROCEEDS MAY VARY UNDER THE CONDITIONS DESCRIBED UNDER INSURANCE COVERAGE PROVISIONS. THE DURATION OF COVERAGE IS VARIABLE AND MAY INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT.

The policy is issued and accepted subject to the terms set forth on the following pages, which are made a part of the policy. In consideration of the application and the payment of premiums as provided, the policy is executed by Lincoln New York as of the Date of Issue.

                Registrar                       [GRAPHIC]

  FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY ON THE LIVES OF TWO INSUREDS
   Non-Participating Variable life insurance payable upon death of the second
                    Insured to die before the Maturity Date.
                            Adjustable Death Benefit.
  Surrender Value payable upon surrender of the policy or on the Maturity Date. Flexible premiums payable to the Maturity Date or to the death of the second
                      Insured to die, whichever is earlier.
                Investment results reflected in policy benefits.
       Premium Payments and Supplementary Coverages as shown in the Policy
                                 Specifications.

  LN655                                 NY

                                TABLE OF CONTENTS

                                                                                                           PAGE*
Policy Specifications..........................................................................................3

Schedule 1: Surrender Charges..................................................................................5

Schedule 2: Expense Charges and Fees...........................................................................6

Schedule 3: Table of Guaranteed Maximum Cost of Insurance Rates Per $1,000.....................................7

Schedule 4: Corridor Percentages Table.........................................................................8

Definitions....................................................................................................9

Premium and Reinstatement Provisions...........................................................................11

Ownership, Assignment and Beneficiary Provisions...............................................................12

Variable Account Provisions....................................................................................13

Policy Values Provisions.......................................................................................14

Transfer Privilege Provision...................................................................................16

Nonforfeiture and Surrender Value Provisions...................................................................17

Loan Provisions................................................................................................18

Insurance Coverage Provisions..................................................................................18

General Provisions.............................................................................................20


Followed by Optional Methods of Settlement and Any Riders


*Page 4 is intentionally "blank."


LN655                                                                          2

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

                 Insured  JOHN DOE
               Issue Age  35                          Premium Class  STANDARD

                 Insured  JANE DOE
               Issue Age  32                          Premium Class  STANDARD

Initial Specified Amount  $500,000                    Date of Issue  MAY 1, 2000
Minimum Specified Amount  $250,000          Monthly Anniversary Day  01


LN655 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

BENEFIT AMOUNT:       See Initial Specified Amount

DEATH BENEFIT OPTION: Death Benefit Option is 1. (See INSURANCE COVERAGE
                        PROVISIONS.)

PREMIUM PAYMENTS:     Initial premium paid with application $10,000.00
                      Planned Premium $10,000.00
                      Additional premium payments may vary by frequency or amount.



PAYMENT MODE:         ANNUALLY


               NOTE: The policy will terminate before the Maturity Date if the actual premiums paid and investment experience are insufficient to continue coverage to such a date. The Maturity Date is the next Monthly Anniversary after the younger Insured becomes or would have become age 100. Crediting of additional interest is not guaranteed and, subject to the guaranteed minimum rate, Lincoln New York has the right to change the amount of interest credited and the amount of Cost of Insurance or other expense charges deducted which may require more premium to be paid than was illustrated, or the Accumulation Values may be less than those illustrated.

LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS: All allocations of Net Premium Payments must be made in whole percentages and in aggregate must total 100%.

LIMITS ON TRANSFERS FROM THE FIXED ACCOUNT: Transfers from the Fixed Account shall be made only within the 30 day period after an anniversary of the Date of Issue. The amount of all such transfers in any such 30 day period shall not exceed the lesser of: (a) 25% of the Fixed Account Value as of that Policy Anniversary, or (b) $250,000. (SEE TRANSFER PRIVILEGE PROVISION.)

GUARANTEED MINIMUM INTEREST RATES: The interest rate used to credit interest on the Fixed Account Value may vary but will never be less than .010746% compounded daily (4% compounded yearly).

The interest rate credited on the Loan Account may vary, but will not be less than the interest rate charged on the Loan Account, less 2% per year during Policy years 1 through 10 and less 1% per year thereafter. (As of the Date of Issue, the annual rate at which interest is credited on the Loan Account Value will be equal to the interest rate charged on the Loan Account, less 1%, on and before the 10th Policy Anniversary, and the interest rate charged on the Loan Account, less 0%, thereafter.)


LN655                                  NY                                      3

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

                 Insured  JOHN DOE
               Issue Age  35                          Premium Class  STANDARD

                 Insured  JANE DOE
               Issue Age  32                          Premium Class  STANDARD

Initial Specified Amount  $500,000                    Date of Issue  MAY 1, 2000
Minimum Specified Amount  $250,000          Monthly Anniversary Day  01


OWNER
The Insureds

BENEFICIARY
Margaret Doe, Daughter, if surviving both Insureds


LN655                                                                3A - 1 of 1

                          THIS PAGE INTENTIONALLY BLANK


LN655                                   NY                                     4

                          SCHEDULE 1: SURRENDER CHARGES

The charge assessed upon full surrender of the policy will be the lesser of the Surrender Charge shown or the then current Net Accumulation Value. Upon either a partial surrender or a decrease in Specified Amount, no surrender charge is applied. An additional surrender charge table will apply to each increase in Specified Amount permitted by Lincoln New York.

                                                   SURRENDER CHARGE AS OF
                  POLICY YEAR                     BEGINNING OF POLICY YEAR
                  -----------                     ------------------------

                      1                                $2,020.00
                      2                                $2,020.00
                      3                                $1,965.00
                      4                                $1,885.00
                      5                                $1,805.00
                      6                                $1,725.00
                      7                                $1,635.00
                      8                                $1,450.00
                      9                                $1,270.00
                     10                                $1,090.00
                     11                                  $905.00
                     12                                  $725.00
                     13                                  $545.00
                     14                                  $365.00
                     15                                   180.00
                     16 and thereafter                     $0.00

The procedures for full and partial surrenders and the imposition of surrender charges for full surrenders are described in greater detail in NONFORFEITURE AND SURRENDER VALUE PROVISIONS.

A transaction fee of the lesser of $25 or 2% of the amount surrendered is assessed for each partial surrender and will be processed as set forth in NONFORFEITURE AND SURRENDER VALUE PROVISIONS, PARTIAL SURRENDER.

LN655                                   NY                                     5

                      SCHEDULE 2: EXPENSE CHARGES AND FEES

PREMIUM LOAD. Lincoln New York will deduct a Premium Load of 8% from each premium payment during the first 15 policy years and 5% thereafter.

MONTHLY ADMINISTRATIVE FEE. A Monthly Deduction is made on each Monthly Anniversary Day from the Net Accumulation Value. (SEE POLICY VALUES PROVISIONS, MONTHLY DEDUCTION.) It includes an administrative fee charge, Cost of Insurance charges and any charges for supplemental riders or optional benefits.

The monthly administrative fee as of the Date of Issue of the policy consists of:

(a)  a fee of $10.00 per month; and

(b) a monthly charge of per $1,000 of initial Specified Amount for the first 120 months from the Date of Issue, and

(c) a monthly charge per $1,000 for any increase in Specified Amount for the first 120 months following the date of increase.

The charge(s) described in (b) and (c) will be determined using the table below and will be based on the older Insured's Age at the Date of Issue or date of any increase in Specified Amount.

                      EXPENSE CHARGE                         EXPENSE CHARGE                         EXPENSE CHARGE
       AGE            PER $1,000                AGE           PER $1,000                AGE           PER $1,000
-------------------------------------    -----------------------------------      ----------------------------------
      0-40              0.0600                  51             0.1080                    62            0.1400
       41               0.0640                  52             0.1160                    63            0.1400
       42               0.0680                  53             0.1240                    64            0.1400
       43               0.0720                  54             0.1320                    65            0.1450
       44               0.0760                  55             0.1400                    66            0.1450
-------------------------------------    -----------------------------------      ----------------------------------
       45               0.0800                  56             0.1400                    67            0.1450
       46               0.0840                  57             0.1400                    68            0.1450
       47               0.0880                  58             0.1400                    69            0.1450
       48               0.0920                  59             0.1400                   70+            0.1500
       49               0.0960                  60             0.1400
       50               0.1000                  61             0.1400
-------------------------------------    -----------------------------------      ----------------------------------

CHARGES AND FEES ASSOCIATED WITH THE VARIABLE SUB-ACCOUNTS. Lincoln New York imposes a mortality and expense risk ("M&E") charge, which is calculated as a percentage of the value of the Variable Sub-Accounts. The M&E charge is deducted from each Variable Sub-Account at the end of each Valuation Period. This charge is made daily at an equivalent annual rate of 0.80% of a Variable Sub-Account's Value.

Fund operating expenses may be deducted by each Fund as set forth in its prospectus.

TRANSFER FEE. A transaction fee of $25 may be applied by Lincoln New York to each transfer request in excess of 12 made during any Policy Year. A single transfer request, either In Writing or by telephone, may consist of multiple transactions.


LN655                                   NY                                     6

         SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

                (MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)

SPECIAL NOTE: The Cost of Insurance Rate is the monthly rate charged under the policy. The Cost of Insurance Rate varies based on the sex, issue age (nearest birthday), duration and premium class of each Insured. It is determined under an actuarial formula, on file with the insurance supervisory official of the jurisdiction in which the policy is delivered, that reflects one-alive and both-alive probabilities. The rates set forth in the table below reflect the amount of the Flat Extra or the Risk Factor (substandard risk classification rates), if any, shown in the POLICY SPECIFICATIONS, and are based on the 1980 CSO Tables. The monthly Cost of Insurance Rate charged under the policy shall not exceed the applicable rate set forth in the table below for each respective duration (number of years from the Date of Issue).

                        MONTHLY                                 MONTHLY                                MONTHLY
     DURATION             RATE                DURATION           RATE                DURATION            RATE
-------------------------------------     ----------------------------------      ----------------------------------
          1             0.00006                   2             0.00019                   3            0.00034
          4             0.00051                   5             0.00072                   6            0.00097
          7             0.00125                   8             0.00160                   9            0.00199
         10             0.00245                  11             0.00379                  12            0.00559
         13             0.00695                  14             0.00830                  15            0.00951

         16             0.01098                  17             0.01295                  18            0.01432
         19             0.01573                  20             0.01708                  21            0.01852
         22             0.01996                  23             0.02232                  24            0.02508
         25             0.02870                  26             0.03301                  27            0.03830
         28             0.04462                  29             0.05212                  30            0.06119

         31             0.07169                  32             0.08551                  33            0.10171
         34             0.12045                  35             0.14291                  36            0.16945
         37             0.20182                  38             0.24149                  39            0.29087
         40             0.35747                  41             0.56891                  42            0.77627
         43             0.99394                  44             1.32533                  45            1.74827

         46             2.19436                  47             2.72027                  48            3.28096
         49             3.91144                  50             4.63804                  51            5.46308
         52             6.38173                  53             7.43672                  54            8.40643
         55             9.48003                  56             9.85217                  57           10.16255
         58            10.43189                  59            10.68160                  60           10.91958

         61            11.74364                  62            12.61485                  63           13.53432
         64            13.63748                  65            13.72362                  66           13.79463
         67            13.80948                  68            13.81689                  69           13.81850


LN655                                                                          7

                     SCHEDULE 4: CORRIDOR PERCENTAGES TABLE

The amount of the Death Benefit Proceeds must satisfy certain requirements under the Internal Revenue Code if the policy is to qualify as insurance for Federal income tax purposes. The amount of the Death Benefit Proceeds required to be paid under the Internal Revenue Code to maintain the policy as life insurance under each of the Death Benefit Options (SEE INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT OPTIONS) is equal to the product of the Accumulation Value and the applicable Corridor Percentage set forth below.


        ATTAINED AGE OF THE                                      ATTAINED AGE OF
          YOUNGER INSURED                 CORRIDOR                 THE YOUNGER                  CORRIDOR
        (NEAREST BIRTHDAY)               PERCENTAGE              INSURED (NEAREST              PERCENTAGE
                                                                    BIRTHDAY)
       -----------------------          --------------       -------------------------        -------------
                 0-40                      250%                         70                       115%
                  41                       243                          71                       113
                  42                       236                          72                       111
                  43                       229                          73                       109
                  44                       222                          74                       107
             -------------              --------------             -------------              ------------
                  45                       215                          75                       105
                  46                       209                          76                       105
                  47                       203                          77                       105
                  48                       197                          78                       105
                  49                       191                          79                       105
             -------------              --------------             -------------              ------------
                  50                       185                          80                       105
                  51                       178                          81                       105
                  52                       171                          82                       105
                  53                       164                          83                       105
                  54                       157                          84                       105
             -------------              --------------             -------------              ------------
                  55                       150                          85                       105
                  56                       146                          86                       105
                  57                       142                          87                       105
                  58                       138                          88                       105
                  59                       134                          89                       105
             -------------              --------------             -------------              ------------
                  60                       130                          90                       105
                  61                       128                          91                       104
                  62                       126                          92                       103
                  63                       124                          93                       102
                  64                       122                          94                       101
             -------------              --------------             -------------              ------------
                  65                       120                          95                       100
                  66                       119                          96                       100
                  67                       118                          97                       100
                  68                       117                          98                       100
                  69                       116                          99                       100
             -------------              --------------             -------------              ------------


LN655                                                                          8

                                   DEFINITIONS

ACCUMULATION VALUE. The sum of (i) the Fixed Account value, (ii) the Variable Account value, and (iii) the Loan Account value under the policy.

ADMINISTRATOR MAILING ADDRESS. The Administrator Mailing Address for the policy is indicated on the front cover.

AGE. The age of the subject person at her or his nearest birthday.

COST OF INSURANCE. SEE POLICY VALUES PROVISIONS, COST OF INSURANCE.

COST OF INSURANCE RATES. This term is defined in SCHEDULE 3.

DATE OF ISSUE. The date from which Policy Years, Policy Anniversaries and Age are determined. The Date of Issue is shown on the POLICY SPECIFICATIONS.

DEATH BENEFIT PROCEEDS. The amount payable to the Beneficiary upon the Second Death (defined below) in accordance with the Death Benefit Option elected. The two Death Benefit Options are described in INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT OPTIONS.

DUE PROOF OF DEATH. A certified copy of an official death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to Lincoln New York.

FIXED ACCOUNT. The account under which principal is guaranteed and interest is credited at a rate of not less than 4% per year. (SEE POLICY VALUES PROVISION, INTEREST CREDITED UNDER FIXED ACCOUNT.) Fixed Account assets are general assets of Lincoln New York and are held in Lincoln New York's general account.

FUND(S). The Funds in the Variable Sub-Account portfolios to which the Owner may allocate Net Premium Payments or transfers and in the shares of which such allocations shall be invested. Each Fund is an open-end management investment company registered under the 1940 Act.

GRACE PERIOD. SEE PREMIUM AND REINSTATEMENT PROVISIONS, POLICY LAPSE AND GRACE PERIOD.

IN WRITING. With respect to any notice to Lincoln New York, this term means a written form satisfactory to Lincoln New York and received by it at the Administrator Mailing Address. With respect to any notice by Lincoln New York to the Owner, any assignee or other person, this term means written notice by ordinary mail to such person at the most recent address in Lincoln New York's records.

LOAN ACCOUNT. The account in which policy indebtedness (outstanding loans and interest) accrues once it is transferred out of the Fixed and/or Variable Sub-Accounts. The Loan Account is part of Lincoln New York's general account.

MONTHLY ANNIVERSARY DAY. The Day of the month, as shown in the POLICY SPECIFICATIONS, when Lincoln New York makes the Monthly Deduction, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that month.

MONTHLY DEDUCTION. The Monthly Deduction is made from the Net Accumulation Value; this deduction includes the Cost of Insurance, an administrative expense charge and charges for supplemental riders or benefits, if applicable. (SEE POLICY VALUES PROVISIONS, MONTHLY DEDUCTION). The first Monthly Deduction is made as of the Date of Issue. Monthly Deductions occur thereafter on each Monthly Anniversary Day.


LN655                                   NY                                     9

MORTALITY AND EXPENSE RISK (M&E) RATE. A daily rate assessed by Lincoln New York as a percentage of the value of the Variable Sub-Accounts for its assumption of mortality and expense risks. The M&E Rate is specified in SCHEDULE 2.

NET ACCUMULATION VALUE. The Accumulation Value less the Loan Account Value.

NET PREMIUM PAYMENT. The portion of a premium payment, after deduction of the Premium Load as specified in SCHEDULE 2, available for allocation to the Fixed and/or Variable Sub-Accounts.

1940 ACT. The Investment Company Act of 1940, as amended.

NYSE. New York Stock Exchange.

POLICY ANNIVERSARY. The day of the year the policy was issued, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that year.

POLICY YEAR. Each twelve-month period, beginning on the Date of Issue, during which the policy is in effect.

RIGHT-TO-EXAMINE PERIOD. SEE RIGHT TO EXAMINE THE POLICY, on the Cover of the Policy.

SEC. The Securities and Exchange Commission.

SECOND DEATH. The death of the second of the two Insureds to die.

SUB-ACCOUNT. The investment options available under this policy, including Variable Sub-Accounts and the Fixed Account.

SURRENDER VALUE. See NONFORFEITURE AND SURRENDER VALUE PROVISIONS, SURRENDER VALUE.

VALUATION DAY. Any day on which the NYSE is open for business, except a day during which trading on the NYSE is restricted or on which an SEC-determined emergency exists or on which the valuation or disposal of securities is not reasonably practicable, as determined under applicable law.

VALUATION PERIOD. The period beginning immediately after the close of business on a Valuation Day and ending at the close of business on the next Valuation Day.

VARIABLE ACCOUNT. The LLANY Flexible Premium Variable Life Account R, which consists of all Variable Sub-Account(s) invested in shares of the Fund(s). Variable Account assets are separate account assets of Lincoln New York, the investment performance of which is kept separate from that of the general assets of Lincoln New York. Variable Account assets are not chargeable with the general liabilities of Lincoln New York.

VARIABLE ACCUMULATION UNIT. A unit of measure used to calculate the value of a Variable Sub-Account.


LN655                                   NY                                    10

                      PREMIUM AND REINSTATEMENT PROVISIONS

PREMIUMS. The first premium must be paid to commence coverage under this policy (See INSURANCE PROVISIONS, DATE OF COVERAGE). Additional premium may be paid, with the consent of Lincoln New York and subject to the requirements under ADDITIONAL PREMIUMS, at any time before the Maturity Date. There is no minimum premium requirement. However, the policy will lapse subject to the terms set forth in the POLICY LAPSE AND GRACE PERIOD if the Net Accumulation Value is insufficient to pay a Monthly Deduction.

PAYMENT OF PREMIUM. The initial premium is payable at the Administrator Mailing Address or to an authorized representative of Lincoln New York. All subsequent premium payments are payable at the Administrator Mailing Address.

PLANNED PREMIUM. If the Owner chooses to make periodic premium payments, Lincoln New York shall send premium reminder notices In Writing for the amounts and with the frequency elected by the Owner. Changes in the amounts or frequency of such payments will be subject to consent of Lincoln New York.

ADDITIONAL PREMIUM. In addition to any planned premium, it is possible to make additional premium payments of no less than $100 at any time before the Maturity Date. Lincoln New York reserves the right to limit the amount or frequency of any such additional premium payments. If a payment of any additional premium would increase the difference between the Accumulation Value and the Specified Amount, Lincoln New York may reject the additional premium payment unless evidence of insurability is furnished to Lincoln New York and it agrees to accept the risk for both Insureds or any surviving Insured. If a payment of additional premium would cause the policy to cease to qualify as insurance for federal income tax purposes, Lincoln New York may reject all or such excess portion of the additional premium. Any additional premium payment received by Lincoln New York shall be applied as premium and not to repay any outstanding loans, unless Lincoln New York is specifically instructed otherwise In Writing by the Owner.

ALLOCATION OF NET PREMIUM PAYMENTS. Net Premium Payments may be allocated to the Fixed and/or Variable Sub-Accounts under the policy subject to POLICY SPECIFICATIONS, LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS. The Net Premium Payment associated with the initial premium payment and any Net Premium Payments received during the Right-to-Examine Period shall be allocated upon the expiration of the Right-to-Examine Period in accordance with the allocation percentages specified in the application. Subsequent Net Premium Payments shall be allocated on the same basis as the most recent Net Premium Payment unless Lincoln New York is otherwise instructed In Writing.

MATURITY DATE. The Maturity Date is described in the POLICY SPECIFICATIONS. Payment of the Planned Premiums in accordance with the payment mode specified, may not continue the policy in force until the Maturity Date even if the amount is paid as scheduled. The Maturity Date is not guaranteed based upon the level of Planned Premiums. The period for which the policy will continue will depend on:

1.   The amount, timing, and frequency of premium payment;

2.   Changes in the Specified Amount and Death Benefit options;

3.   Interest credites and insurance costs;

4.   Changes in deductions for riders, if any; and

5.   Partial withdrawals and loans


LN655                                   NY                                    11

POLICY LAPSE AND GRACE PERIOD. If on any Monthly Anniversary Day the Net Accumulation Value is insufficient to cover the current Monthly Deduction, or if the amount of indebtedness exceeds Accumulation Value less Surrender Charges, Lincoln New York shall send a notice In Writing to the Owner and any assignee of record. Such notice shall state the amount which must be paid to avoid termination. The Net Premium Payment due will be at least equal to (a) the amount by which the Monthly Deduction Amount exceeds the Net Accumulation Value, or (b) the amount by which the indebtedness exceeds the Accumulation Value, less Surrender Charges, and (c) enough additional premium to maintain the policy in force for at least two months.

If the amounts set forth in the notice are not paid to Lincoln New York on or before the day that is the later of (a) 31 days after the date of mailing of the notice, and (b) 61 days after the Monthly Anniversary Day with respect to which such notice applies (together, the "Grace Period"), then the policy shall terminate. All coverage under the policy will then lapse without value.

REINSTATEMENT. After the policy has lapsed due to the failure to make a necessary payment before the end of an applicable Grace Period, the policy may be reinstated at any time prior to the Maturity Date if both Insureds are living provided (a) the policy has not been surrendered, (b) there is an application for reinstatement In Writing, (c) evidence of insurability is furnished to Lincoln New York and it agrees to accept the risk as to both Insureds, (d) enough premium is paid to keep the policy in force for at least 2 months, and
(e) any accrued loan interest is paid. The reinstated policy shall be effective as of the Monthly Anniversary Day after the date on which Lincoln New York approves the application for reinstatement. The Net Premium Payment and any loan repayment upon reinstatement will be allocated as set forth under ALLOCATION OF NET PREMIUM PAYMENTS and LOAN PROVISIONS, LOAN ACCOUNT and LOAN REPAYMENT. Upon reinstatement, the surrender charges assessed at the time of lapse will be credited to the Accumulation Value (in proportion to the then current allocation of Net Premium Payments), and the surrender charges set forth in SCHEDULE 1 will be reinstated as of the Policy Year in which the policy lapsed.

                OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the POLICY SPECIFICATIONS. If no person is designated as Owner, the Insureds will be the Owner.

RIGHTS OF OWNER. So long as one of the Insureds is alive and except as provided below, the Owner may exercise all rights and privileges under the policy including the right to: (a) release or surrender the policy to Lincoln New York,
(b) agree with Lincoln New York to any change in or amendment to the policy, (c) transfer all rights and privileges to another person, (d) change the Beneficiary, and (e) assign the policy.

The Owner may exercise any rights and privileges under the policy without the consent of any designated Beneficiary if the Owner has reserved the right to change the Beneficiary. If there is an assignment of the policy recorded with Lincoln New York, the Owner may exercise the rights and privileges under the policy only with the consent of the recorded assignee.

Unless provided otherwise, if the Owner is a person other than an Insured and dies before the Second Death, all of the rights and privileges of the Owner under the policy shall vest in the Owner's executors, administrators or assigns.

TRANSFER OF OWNERSHIP. The Owner may transfer all rights and privileges of the Owner. On the date of transfer, the transferee shall become the Owner and shall have all the rights and privileges of the Owner. The Owner may revoke any transfer before the date of transfer.


LN655                                   NY                                    12

A transfer, or a revocation of transfer, shall be In Writing and shall take effect the later of the date of transfer specified by the Owner or the date it is recorded by Lincoln New York, and any payment made or any action taken or allowed by Lincoln New York before such time in reliance on the recorded ownership of the policy shall be without prejudice to Lincoln New York.

Unless otherwise directed by the Owner, with the consent of any assignee recorded with Lincoln New York, a transfer shall not affect the interest of any Beneficiary designated before the date of transfer.

ASSIGNMENT. Assignment of the policy shall be In Writing and shall be effective when Lincoln New York receives it. Lincoln New York shall not be responsible for the validity or sufficiency of any assignment. An assignment of the policy shall remain effective only so long as the assignment remains in force. If an assignment so provides, it shall transfer the interest of any designated transferee or of any Beneficiary if the Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary on the Date of Issue shall be the person designated in the POLICY SPECIFICATIONS. Unless provided otherwise, the interest of any Beneficiary who dies before the Second Death shall vest in the Owner or the Owner's executors, administrators or assigns.

CHANGE OF BENEFICIARY. The Beneficiary may be changed from time to time. Unless provided otherwise, the right to change the Beneficiary is reserved to the Owner. A request for change of Beneficiary shall be In Writing, signed by the Owner and, if the right to change the Beneficiary has not been reserved to the Owner, signed by the existing Beneficiary. A change of Beneficiary shall be effective, retroactive to the date of request, only when the change recorded by Lincoln New York, and any payment made or any action taken or allowed by Lincoln New York before such time in reliance on its records as to the identity of the Beneficiary shall be without prejudice to Lincoln New York.

                           VARIABLE ACCOUNT PROVISIONS

VARIABLE ACCOUNT AND VARIABLE SUB-ACCOUNTS. Assets invested on a variable basis are held in the separate account ("Variable Account") which is designated in the DEFINITIONS of the policy. The separate account was established by a resolution of Lincoln New York's Board of Directors as a "separate account" under the insurance law of the State of New York, Lincoln New York's state of domicile and is registered as a unit investment trust under the 1940 Act. The assets of the Variable Account (except assets in excess of the reserves and other contract liabilities of the Variable Account) shall not be chargeable with liabilities arising out of any other business conducted by Lincoln New York and the income, gains or losses from the Variable Account assets shall be credited or charged against the Variable Account without regard to the income, gains or losses of Lincoln New York. The Variable Account assets are owned and controlled exclusively by Lincoln New York, and Lincoln New York is not a trustee with respect to such assets.

The Variable Account is divided into Variable Sub-Accounts. The assets of each Variable Sub-Account shall be invested fully and exclusively in shares of the appropriate Fund for such Variable Sub-Account. The investment performance of each Variable Sub-Account shall reflect the investment performance of the appropriate Fund. For each Variable Sub-Account, Lincoln New York shall maintain Variable Accumulation Units as a measure of the investment performance of the Fund shares held in such Variable Sub-Account.

Subject to any vote by persons entitled to vote thereon under the 1940 Act, Lincoln New York may elect to operate the Variable Account as a management company instead of a unit investment trust under the 1940 Act or, if registration under the 1940 Act is no longer required, to deregister the Variable Account. In the event of such a change, Lincoln New York shall endorse the policy to reflect the change and may take any other necessary or appropriate action required to effect the change.


LN655                                   NY                                    13

Any changes in the investment policies of the Variable Account shall first be approved by the New York Insurance Commissioner and approved or filed, as required, in any other state or other jurisdiction where the policy was issued.

INVESTMENTS OF THE VARIABLE SUB-ACCOUNTS. All amounts allocated or transferred to a Variable Sub-Account will be used to purchase shares of the appropriate Fund. Each Fund Group shall at all times be registered under the 1940 Act as an open-end management investment company. The Funds available for investment and for which Variable Sub-Accounts have been established as of the Date of Issue are listed in the application. Lincoln New York, after due consideration of appropriate factors, may add additional Funds and Fund Groups at any time or may eliminate or substitute Funds or Fund Groups in accordance with FUND WITHDRAWAL AND SUBSTITUTED SECURITIES. Any and all distributions made by a Fund will be reinvested in additional shares of that Fund at net asset value. Deductions by Lincoln New York from a Variable Sub-Account will be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted.

INVESTMENT RISK. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund Group's investment adviser or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Owner bears the entire investment risk of gain or loss.

FUND WITHDRAWAL AND SUBSTITUTED SECURITIES. If a particular Fund ceases to be available for investment, or Lincoln New York determines that further investment in the particular Fund is not appropriate in view of the purposes of the Variable Account (including without limitation that it is not appropriate in light of legal, regulatory or federal income tax considerations), Lincoln New York may withdraw the particular Fund as a possible investment in the Variable Account and may substitute shares of a new or different Fund for shares of the withdrawn Fund. Lincoln New York shall obtain any necessary regulatory or other approvals. Lincoln New York may make appropriate endorsements to the policy to the extent reasonably required to reflect any withdrawal or substitution.

                            POLICY VALUES PROVISIONS

ACCUMULATION VALUE. The Accumulation Value equals the sum of (i) the Fixed Account value, (ii) the Variable Account value, and (iii) the Loan Account value. At any point in time, therefore, the Accumulation Value reflects (a) Net Premium Payments made, (b) the amount of any partial surrenders, (c) any increases or decreases as a result of market performance in the Variable Sub-Accounts, (d) interest credited under the Fixed Account, (e) interest credited under the Loan Account, (f) monthly deductions, and (g) all expenses and fees as specified under SCHEDULE 2.

FIXED ACCOUNT VALUE. The Fixed Account value, if any, with respect to the policy, at any point in time, is equal to the sum of the Net Premium Payments allocated or other amounts (net of any charges) transferred to the Fixed Account plus interest credited to such account less the portion of the Monthly Deductions applied to the Fixed Account and less any partial surrenders or amounts transferred from the Fixed Account.

INTEREST CREDITED UNDER FIXED ACCOUNT. Lincoln New York will credit interest to the Fixed Account daily. The interest rate applied to the Fixed Account will be the greater of: (a) a compounded daily rate of 0.010746% (equivalent to a compounded annual rate of 4%), or (b) a rate determined by Lincoln New York from time to time. Such rate will be established on a prospective basis and, once credited, such interest will be nonforfeitable.

LOAN ACCOUNT VALUE. The Loan Account value, if any, with respect to the policy, is the amount of any outstanding loan(s), including any interest charged on the loan(s). (SEE LOAN PROVISIONS, LOAN ACCOUNT.)


LN655                                   NY                                    14

INTEREST RATE CREDITED ON LOAN ACCOUNT. The interest rate credited on the Loan Account may vary, but will not be less than the interest rate charged on the loan account less 2% per year during Policy years 1 through 10 and less 1% per year thereafter. (SEE the POLICY SPECIFICATIONS for the rate in effect as of the Date of Issue.)

Such loan interest amount will be transferred into the Fixed and/or Variable Sub-Accounts in proportion to the then current Net Accumulation Value, unless the Owner and Lincoln New York agree otherwise.

VARIABLE ACCOUNT VALUE. The Variable Account value, if any, with respect to the policy, for any Valuation Period is equal to the sum of the then stated values of all Variable Sub-Accounts under the policy. A Variable Accumulation Unit is a unit of measure used in the calculation of the value of each Variable Sub-Account. The stated value of each Variable Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited or debited to such Variable Sub-Account with respect to the policy by the Variable Accumulation Unit Value of the particular Variable Sub-Account for such Valuation Period.

VARIABLE ACCUMULATION UNIT VALUE. All or part of a Net Premium Payment allocated or transferred to a Variable Sub-Account is converted into Variable Accumulation Units. The number of units will be calculated by dividing each amount allocated, transferred, distributed or redeemed by the Accumulation Unit Value of the appropriate Variable Sub-Account at the end of the Valuation Period in which it is received. The Accumulation Unit Value for each Variable Sub-Account was initially established at $10.00. It may thereafter increase or decrese from on Valuation Period to the next. The Variable Accumulation Unit Value for a Variable Sub-Account for the later Valuation Period is determined as follows:

1. The total value of Fund shares held in the Variable Sub-Account is calculated by multiplying the number of Fund shares owned by the Variable Sub-Account at the end of the preceding Valuation Period by the net asset value per share of the Fund at the end of the current Valuation Period and adding any dividend or other distribution of the Fund earned during the Valuation Period; minus

2. The liabilities of the Variable Sub-Account at the end of the Valuation Period; such liabilities include daily charges imposed on the Variable Sub-Account and may include a charge or credit with respect to any taxes paid or reserved for by Lincoln New York that Lincoln New York determines result from the operations of the Variable Account; and

3. The difference between the values obtained under steps (1) and (2) is divided by the number of Variable Accumulation Units for that Variable Sub-Account outstanding at the beginning of the current Valuation Period.

The daily charges imposed on a Variable Sub-Account for any Valuation Period are equal to the M&E charge multiplied by the number of calendar days in the Valuation Period.

The accumulation unit value may increase or decrease from Valuation Period to Valuation Period.

COST OF INSURANCE. The Cost of Insurance is determined monthly. Such cost is calculated as (1), multiplied by the result of (2) minus (3), where:

(1)  is the Cost of Insurance Rate as described in COST OF INSURANCE RATES,

(2) is the Death Benefit at the beginning of the policy month, divided by 1.0032737, and

(3) is the Accumulation Value at the beginning of the policy month prior to the deduction for the monthly Cost of Insurance.


LN655                                   NY                                    15

COST OF INSURANCE RATES. The Cost of Insurance Rates are determined from time to time by Lincoln New York based on its expectations of future mortality, Fixed Account investment earnings, persistency, and expenses, and vary as set forth in
SCHEDULE 3. The actuarial formula used to make such determination has been filed with the insurance supervisory official of the jurisdiction in which the policy is delivered. A portion of such Cost of Insurance rates may represent a recovery of expenses associated with the administration of the policy; such recovery may be greater in the early policy years. Any change in Cost of Insurance Rates will apply to all individuals of the same class as the Insureds. The Cost of Insurance Rates shall not exceed the amounts described in SCHEDULE 3.

MONTHLY DEDUCTION. Each month, on the Monthly Anniversary Day, Lincoln New York will deduct the Monthly Deduction by withdrawing the amount from the Fixed and Variable Sub-Accounts in proportion to which the balances invested in such Fixed and Variable Sub-Accounts bear to the Net Accumulation Value as of the date on which the deduction is made. The Monthly Deduction for a policy month will be calculated as Charge (1) plus Charge (2) where:

CHARGE (1)     is the Cost of Insurance (as described in COST OF INSURANCE) and the cost of any supplemental riders or optional benefits, and

CHARGE (2)     is the Monthly Administrative Fee as described under SCHEDULE 2.

BASIS OF COMPUTATIONS. The Cost of Insurance Rates are guaranteed to be no greater than that calculated based on the applicable 1980 Commissioners Standard Ordinary Mortality Table (Age nearest birthday).

All policy values are at least equal to that required by the jurisdiction in which the policy is delivered. A detailed statement of the method of computing values has been filed with the insurance supervisory official of that jurisdiction.
                          TRANSFER PRIVILEGE PROVISION

TRANSFER PRIVILEGE. At any time while the policy is in force, other than during the Right-to-Examine Period, the Owner has the right to transfer amounts among the Fixed and Variable Sub-Accounts then available under the policy. All such transfers are subject to the following provisions. Transfers may be made In Writing. Transfer requests must be received at the Administrator Mailing Address prior to the time of day set forth in the prospectus and provided the NYSE is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the NYSE is open for business. A single transfer request, either In Writing or by telephone, may consist of multiple transactions.

Transfers from the Fixed Sub-Account are subject to the POLICY SPECIFICATIONS, LIMITS ON TRANSFERS. Transfers to the Fixed Sub-Account will earn interest as specified under POLICY VALUES PROVISIONS, INTEREST CREDITED UNDER FIXED ACCOUNT. Transfers involving Variable Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit values of the applicable Variable Sub-Account for the Valuation Period during which the transfer is effective.

Unless otherwise changed by Lincoln New York to be less restrictive, transfers shall be subject to the following conditions: (a) Up to 12 transfer requests may be made during any Policy Year without charge, however, for each transfer request in excess of 12, a transfer fee as set forth in SCHEDULE 2 may be deducted on a pro-rata basis from the Fixed and/or Variable Sub-Accounts from which the transfer is being made; (b) The amount being transferred may not be less than $100 unless the entire value of the Fixed or Variable Sub-Account is being transferred; (c) The amount being transferred may not exceed Lincoln New York's maximum amount limit then in effect; (d) Transfers among the Variable Sub-Accounts or from a Variable


LN655                                   NY                                    16

Sub-Account to the Fixed Account can be made at any time; (e) Transfers involving Variable Sub-Account(s) shall be subject to such additional terms and conditions as may be imposed by the Funds; and (f) Any value remaining in the Fixed or a Variable Sub-Account following a transfer may not be less than $100.

If the investment strategy of a Variable Sub-Account were changed, the Owner may transfer the amount in that Variable Sub-Account to the Fixed Account without a transfer charge, even if the 12 free transfers have already been used. Moreover, no transfer charge will be imposed when the Owner, in accordance with INSURANCE COVERAGE PROVISIONS, RIGHT TO CONVERT and GENERAL PROVISIONS, CHANGE OF PLAN, exchanges the policy for an equivalent fixed account policy, even if the 12 free transfers have already been used.

                  NONFORFEITURE AND SURRENDER VALUE PROVISIONS

SURRENDER. Surrender of the policy is effective on the business day of receipt by Lincoln New York of the policy and a request for surrender In Writing, provided that at the time of such receipt the policy is in force and it is prior to the Maturity Date.

SURRENDER VALUE. The amount payable on surrender of the policy (the "Surrender Value") shall be the Net Accumulation Value less any accrued loan interest not yet charged, and less any Surrender Charges as determined under the provision of
SCHEDULE 1.

The Surrender Value shall be paid by Lincoln New York in a lump sum or as provided under the OPTIONAL METHODS OF SETTLEMENT rider. Any deferment of payments by Lincoln New York will be subject to GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

VALUE AT MATURITY DATE. At the Maturity Date Lincoln New York will pay the Surrender Value to the Owner if the Insured is then alive.

PARTIAL SURRENDER. A partial surrender may be made from the Policy on any Valuation Day prior to the Maturity Date in accordance with the following as long as the policy is in force. A partial surrender must be requested In Writing or, if previously authorized, by telephone. A partial surrender may only be made if the amount of the partial surrender, including the transaction fee, is (a) not less than $525; (b) not more than 90% of the Surrender Value of the policy as of the end of the Valuation Period ending on the Valuation Day on which the request is accepted by Lincoln New York; and (c) would not cause the Specified Amount to decline below the Minimum Specified Amount set forth in the POLICY SPECIFICATIONS. The amount of the partial surrender and the $25 transaction fee (as indicated in Schedule 1: Surrender Charges) shall be withdrawn from the Fixed and/or Variable Sub-Accounts in proportion to the balances invested in such Sub-Accounts.

Any surrender results in a withdrawal of funds from all of the Fixed and/or Variable Sub-Accounts. Any surrender from a Variable Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of the surrender equal to the total amount by which the Variable Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit value of the Variable Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

EFFECT OF PARTIAL SURRENDERS ON ACCUMULATION VALUE AND SPECIFIED AMOUNT. As of the end of the Valuation Day on which there is a partial surrender, (a) the Accumulation Value shall be reduced by the sum of (i) the amount of the partial surrender, plus (ii) the transaction fee specified in SCHEDULE 1; and (b) if DEATH BENEFIT OPTION 1 is in effect, the Specified Amount shall be reduced by the amount of the partial surrender.


LN655                                   NY                                    17

                                 LOAN PROVISIONS

POLICY LOANS. If the policy has Surrender Value, Lincoln New York will grant a loan against the policy provided: (a) a proper loan agreement is executed and
(b) a satisfactory assignment of the policy to Lincoln New York is made. The loan may be for any amount up to 100% of the then current Surrender Value; however, Lincoln New York reserves the right to limit the amount of such loan so that total indebtedness will not exceed 90% of the then current Accumulation Value less the Surrender Charge as set forth under SCHEDULE 1. The amount borrowed will be paid within seven days of Lincoln New York's receipt of such request, except as Lincoln New York may be permitted to defer the payment of amounts as specified under GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

The minimum loan amount is $500. Lincoln New York reserves the right to modify this amount in the future. Lincoln New York will withdraw such loan from the Fixed and/or Variable Sub-Accounts in proportion to the then current account values, unless the Owner instructs Lincoln New York otherwise.

LOAN ACCOUNT. The amount of any loan will be transferred out of the Fixed and/or Variable Sub-Accounts as described above. Such amount will become part of the Loan Account Value. The outstanding loan balance at any time includes accrued interest on the loan.

LOAN REPAYMENT. The outstanding loan balance (i.e. indebtedness) may be repaid at any time during the lifetime of either Insured, however, the minimum loan repayment is $100 or the amount of the outstanding indebtedness, if less. The Loan Account will be reduced by the amount of any loan repayment. Any repayment of indebtedness, other than loan interest, will be allocated to the Fixed and/or Variable Sub-Accounts in the same proportion in which Net Premium Payments are currently allocated, unless the Owner and Lincoln New York agree otherwise In Writing.

INTEREST RATE CHARGED ON LOAN ACCOUNT. Interest charged on the Loan Account will be at a rate equivalent to 8% per year, payable in arrears.

Interest charged on the Loan Account is payable annually on each Policy Anniversary or as otherwise agreed In Writing by the Owner and Lincoln New York. Such loan interest amount, if not paid when due, will be transferred out of the Fixed and/or Variable Sub-Accounts in proportion to the then current Net Accumulation Value and into the Loan Account, unless both the Owner and Lincoln New York agree otherwise.

INDEBTEDNESS. The term "indebtedness" means money which is owed on this policy due to an outstanding loan and interest accrued thereon, but not yet charged. A loan, whether or not repaid, will have a permanent effect on the Net Accumulation Value and may have a permanent effect on the Death Benefit Proceeds. Any indebtedness at time of settlement will reduce the proceeds payable under the policy. A policy loan reduces the then current Net Accumulation Value under the policy while repayment of a loan will cause an increase in the then current Net Accumulation Value. The Owner should consult a tax advisor prior to taking a loan.

If at any time the total indebtedness against the policy, including interest accrued but not due, equals or exceeds the then current Accumulation Value less surrender charge, a notice will be sent at least 31 days before the end of the grace period to the Owner and to assignees, if any, that this policy will terminate unless the indebtedness is repaid. The policy will thereupon terminate without value subject to the conditions in PREMIUM AND REINSTATEMENT PROVISIONS, POLICY LAPSE AND GRACE PERIOD.

                          INSURANCE COVERAGE PROVISIONS

DATE OF COVERAGE. The date of coverage will be the Date of Issue provided the initial premium has been paid and the policy has been accepted by the Owner (1) while both Insureds are alive and (2) prior to any change in health and insurability as represented in the application.


LN655                                   NY                                    18

For any insurance that has been reinstated, the date of coverage will be the Monthly Anniversary Day that coincides with or next follows the day the application for reinstatement is approved by Lincoln New York, provided both of the Insureds are alive on such day. (SEE PREMIUM AND REINSTATEMENT PROVISIONS, Reinstatement.)

TERMINATION OF COVERAGE. All coverage under the policy terminates on the first to occur of the following:
1.   Surrender of the policy;

2.   Death of the second of the Insureds to die;

3.   The policy matures as at its Maturity Date; and
4. Failure to pay the amount of premium necessary to avoid termination before the end of any applicable Grace Period.

No action by Lincoln New York after such a termination of the policy, including any Monthly Deduction made after termination of coverage, shall constitute a reinstatement of the policy or waiver of the termination.
Any such deduction will be refunded.

DEATH BENEFIT PROCEEDS. If both Insureds die while the policy is in force, Lincoln New York shall pay Death Benefit Proceeds equal to the greater of (i) the amount determined under the Death Benefit Option in effect at the time of the Second Death, or (ii) an amount determined by Lincoln New York equal to that required by the Internal Revenue Code to maintain the contract as a life insurance policy (SEE SCHEDULE 4.)

DEATH BENEFIT OPTIONS. Following are the Death Benefit Options available under the policy:

     DEATH BENEFIT OPTION 1:

     THE SPECIFIED AMOUNT. The Specified Amount on the Second Death, less any indebtedness and partial surrenders.

     DEATH BENEFIT OPTION 2:

     SUM OF THE SPECIFIED AMOUNT AND THE ACCUMULATION VALUE. The sum of the Specified Amount plus the Net Accumulation Value as of the Valuation Day immediately after the Second Death, less loan interest accrued but not yet charged.

Unless DEATH BENEFIT OPTION 2 is elected, the Owner will be deemed to have elected DEATH BENEFIT OPTION 1.

CHANGES IN SPECIFIED AMOUNT AND DEATH BENEFIT OPTION. Unless provided otherwise, a change in Specified Amount or Death Benefit Option may be effected any time while this policy is in force, subject to (a) the consent of Lincoln New York,
b) all such changes must be requested In Writing on a form satisfactory to Lincoln New York and filed at the Administrator Mailing Address, and (c) the following conditions:

CHANGES IN SPECIFIED AMOUNT:
1. If a decrease in the Specified Amount is requested, the decrease will become effective on the Monthly Anniversary Day that coincides with or next follows the receipt of the request provided any requirements, as determined by Lincoln New York, are met.

     In such event, Lincoln New York will reduce the existing Specified Amount against the most recent increase first, then against the next most recent increases successively, and finally, against insurance provided under the original application; however, Lincoln New York reserves the right to limit the amount of any decrease so that the Specified Amount will not be less than the Minimum Specified Amount shown in the POLICY SPECIFICATIONS.


LN655                                   NY                                    19

2. If an increase in the Specified Amount is requested:

   (a) a supplemental application must be submitted and evidence of insurability of both Insureds satisfactory to Lincoln New York must be furnished; and

   (b) any other requirements as determined by Lincoln New York must be met.

   If Lincoln New York approves the request, the increase will become effective upon (i) the Monthly Anniversary Day that coincides with or next follows the date the request is approved by Lincoln New York and (ii) the deduction from the Accumulation Value (in proportion to the then current account values of the Fixed and/or Variable Sub-Accounts) of the first month's Cost of Insurance for the increase, provided both Insureds are alive on such day.

CHANGES IN DEATH BENEFIT OPTION:
1. On a change from DEATH BENEFIT OPTION 1 to DEATH BENEFIT OPTION 2:

   The Specified Amount will be reduced by the Accumulation Value as of the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

2. On a change from DEATH BENEFIT OPTION 2 to DEATH BENEFIT OPTION 1:

   The Specified Amount will be increased by the Accumulation Value and the date of the change will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

Lincoln New York will not allow a decrease in the amount of insurance below the minimum amount required to maintain this contract as a life insurance policy under the Internal Revenue Code.

RIGHT TO CONVERT. The Owner may convert this policy to a substantially comparable flexible premium adjustable life insurance policy without evidence of insurability for an amount of insurance not exceeding the death benefit of the variable life insurance policy on the date of conversion.

PAID-UP INSURANCE OPTION. At any time, the Owner may transfer all of the Variable Account Value to the Fixed Account and then surrender the policy for reduced guaranteed nonparticipating paid-up insurance. No monthly adminsitrative fees would apply to such paid-up insurance. The amount of paid-up insurance will be that which the surrender value will purchase when applied as a net single premium at the Insured's then attained age using the guaranteed interest and mortality basis set forth under the "Basis of Computations" provision of the policy. The paid-up insurance will not include any supplementary or additional benefits provided by rider under the original policy.

                               GENERAL PROVISIONS

THE POLICY. The policy and the application for the policy constitute the entire contract between the parties. All statements made in the application shall be deemed representations and not warranties. No statement may be used in defense of a claim under the policy unless it is contained in the application and a copy of the application is attached to the policy when issued.

Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of Lincoln New York may execute or modify the policy. The policy is executed at the Administrator Mailing Address located on the front cover of the policy.

NON-PARTICIPATION.  The policy is not entitled to share in surplus distribution.

NOTICE OF CLAIM. Due Proof of Death must be furnished to Lincoln New York as soon as reasonably practicable after the death of each Insured. Such notice shall be given to Lincoln New York In Writing by or on behalf of the Owner.


LN655                                                                         20

PAYMENT OF PROCEEDS. Proceeds, as used in this policy, means the amount payable
(a) on the Maturity Date, or (b) upon the surrender of this policy, or (c) upon the Second Death.

The amount payable upon receipt of due proof of the Second Death will be the Death Benefit Proceeds as of the date of death. (See INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT PROCEEDS.) Death Benefit Proceeds are payable at the Administrator Mailing Address upon the Second Death subject to the receipt of Due Proof of Death for both Insureds. If the Second Death occurs during the GRACE PERIOD, Lincoln New York will pay the Death Benefit Proceeds for the Death Benefit Option in effect immediately prior to the GRACE PERIOD reduced by any overdue monthly deductions.

If the policy is surrendered prior to the Maturity Date, the proceeds will be the Surrender Value described in NONFORFEITURE AND SURRENDER VALUE PROVISIONS. On the Maturity Date, the proceeds will be the Surrender Value.

The proceeds are subject to the further adjustments described in the following provisions:

1.   Misstatement of Age or Sex;

2.   Incontestability; and

3.   Suicide.

When settlement is made, Lincoln New York may require return of the policy.

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders will be paid within 7 days of Lincoln New York's receipt of such request. However, payment of amounts from the Variable Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency. Additionally, Lincoln New York reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by Lincoln New York; during any such deferred period, the amount payable will bear interest as required by law.

MISSTATEMENT OF AGE OR SEX. If the age or sex of either of the Insureds is misstated, Lincoln New York will adjust all benefits to the amounts that would have been purchased for the correct ages and sexes according to the basis specified in the "Table of Guaranteed Maximum Life Insurance Rates.

SUICIDE. If either Insured commits suicide within 2 years from the Date of Issue, the surviving Insured may convert this policy to a single life flexible variable life insurance policy. If the second of the Insureds to die commits suicide within 2 years from the Date of Issue, the Death Benefit Proceeds will be limited to a refund of premiums paid, less (a) any indebtedness against the policy and (b) the amount of any partial surrenders. If the second of the Insureds to die commits suicide within 2 years from the date of any increase in the Specified Amount, the Death Benefit Proceeds with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance and the amount of insurance will be limited to the amount of Death Benefit Proceeds applicable before such increase was made provided that the increase became effective at least 2 years from the Date of Issue of the policy.

INCONTESTABILITY. Except for nonpayment of Monthly Deductions, this policy will be incontestable after it has been in force during the lifetime of either Insured for 2 years from its Date of Issue. This means that Lincoln New York will not use any misstatement in the application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been in force for 2 years during the lifetime of either Insureds.

The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.


LN655                                   NY                                    21

ANNUAL REPORT. Lincoln New York will send a report to the Owner at least once a year without charge. The report will show the Accumulation Value as of the reporting date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also show (a) the current Death Benefit Proceeds, (b) the current policy values, (c) premiums paid and all deductions made since the last report, (d) outstanding policy loans, and (e) any other information required by the Superintendent of Insurance.

PROJECTION OF BENEFITS AND VALUES. Lincoln New York will provide a projection of illustrative future Death Benefit Proceeds and values to the Owner at any time upon written request and payment of a service fee, if any.

CHANGE OF PLAN. This policy may be exchanged for another policy only if the Company consents to the exchange and all requirements for the exchange, as determined by the Company, are met.

However, The Owner may exchange the policy for separate single life policies on each of the Insureds under any of the following circumstances: 1) a change in the Internal Revenue Code (IRC) that would result in a less favorable tax treatment of the Insurance provided under the policy, 2) the Insureds are legally divorced while the policy is inforce, or 3) the Insureds' business is legally dissolved while the policy is inforce.

Such a policy split is subject to all of the following conditions: 1) both Insureds are alive and the policy is inforce at the time of the change in circumstances noted above, 2) evidence of insurability satisfactory to Lincoln New York is furnished, unless a) the exchange is applied for within twelve months of the enactment of the change in the IRC, or b) the exchange is applied for within 24 months of the date of legal divorce with the split to become effective after 24 months following the date of legal divorce, 3) the amount of insurance of each new policy is not larger than one half of the Amount of Insurance then in force under the policy unless agreed to by the Company, and 4) any other requirements as determined by Lincoln New York are met.

The new policy will not take effect until the date all such requirements are met. The premium for each new policy is determined according to Lincoln New York's rates then in effect for that policy based on each Insured's then attained age and sex.

POLICY CHANGES - APPLICABLE LAW. This policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code in order for the Owner to receive the tax treatment accorded to life insurance under Federal law. Therefore, to maintain this qualification to the maximum extent permitted by law, Lincoln New York reserves the right to return any premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by Lincoln New York. Further, Lincoln New York reserves the right to make changes in this policy or to make distributions from the policy to the extent it deems necessary, in its sole discretion, to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected. The Owner will be given advance written notice of such changes.


LN655                                   NY                                    22

                         OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the policy to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the policy.

While an Insured is alive, the request, including the designation of the payee, may be made by the Owner. At the time the Death Benefit Proceeds become payable under the policy, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the policy cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the policy may also be settled under any other method of settlement offered by the Company at the time of the request.

                                     LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                                [GRAPHIC[


LR650 LL                                NY                                Page 1

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - MALE

-----------------------------------------------------------------------------------------------------
 Settlement age of  Number of instalments certain  Settlement age of   Number of instalments certain
   payee nearest                                    payee nearest
      birthday      60     120    180    240           birthday        60      120     180      240
-----------------------------------------------------------------------------------------------------
Age  Life Annuity                                 Age   Life Annuity
10     $2.87       $2.87  $2.87  $2.87  $2.87    35      $3.44       $3.44    $3.44    $3.43    $3.41
11      2.89        2.89   2.89   2.88   2.88    36       3.48        3.48     3.48     3.46     3.45
12      2.90        2.90   2.90   2.90   2.90    37       3.52        3.52     3.52     3.50     3.48
13      2.92        2.92   2.91   2.91   2.91    38       3.57        3.56     3.56     3.54     3.52
14      2.93        2.93   2.93   2.93   2.92    39       3.61        3.61     3.60     3.58     3.56

15      2.95        2.95   2.95   2.94   2.94    40       3.66        3.65     3.65     3.63     3.60
16      2.96        2.96   2.96   2.96   2.96    41       3.71        3.70     3.69     3.67     3.64
17      2.98        2.98   2.98   2.98   2.97    42       3.76        3.75     3.74     3.72     3.68
18      3.00        3.00   3.00   2.99   2.99    43       3.81        3.81     3.79     3.77     3.73
19      3.02        3.02   3.01   3.01   3.01    44       3.87        3.86     3.85     3.82     3.77

20      3.04        3.04   3.03   3.03   3.03    45       3.93        3.92     3.90     3.87     3.82
21      3.06        3.05   3.05   3.05   3.05    46       3.99        3.98     3.96     3.92     3.87
22      3.08        3.08   3.07   3.07   3.07    47       4.05        4.05     4.02     3.98     3.92
23      3.10        3.10   3.09   3.09   3.09    48       4.12        4.11     4.09     4.04     3.97
24      3.12        3.12   3.12   3.11   3.11    49       4.19        4.18     4.15     4.10     4.03

25      3.14        3.14   3.14   3.14   3.13    50       4.27        4.26     4.22     4.17     4.08
26      3.17        3.17   3.16   3.16   3.15    51       4.34        4.33     4.30     4.23     4.14
27      3.19        3.19   3.19   3.19   3.18    52       4.43        4.41     4.37     4.30     4.20
28      3.22        3.22   3.22   3.21   3.20    53       4.51        4.50     4.45     4.37     4.26
29      3.25        3.25   3.24   3.24   3.23    54       4.60        4.59     4.54     4.45     4.32

30      3.28        3.28   3.27   3.27   3.26    55       4.70        4.68     4.62     4.53     4.39
31      3.31        3.31   3.30   3.30   3.29    56       4.80        4.78     4.72     4.61     4.45
32      3.34        3.34   3.33   3.33   3.32    57       4.91        4.89     4.82     4.69     4.51
33      3.37        3.37   3.37   3.36   3.35    58       5.03        5.00     4.92     4.78     4.58
34      3.41        3.41   3.40   3.39   3.38    59       5.15        5.12     5.03     4.87     4.65
-----------------------------------------------------------------------------------------------------

------------------------------------------------------
  Settlement age of     Number of instalments certain
   payee nearest
      birthday          60      120     180      240
------------------------------------------------------
 Age   Life Annuity
60        $5.28       $5.25    $5.14    $4.96    $4.71
61         5.43        5.39     5.27     5.06     4.78
62         5.58        5.53     5.39     5.16     4.84
63         5.74        5.69     5.53     5.26     4.90
64         5.91        5.85     5.66     5.36     4.96

65         6.10        6.03     5.81     5.46     5.02
66         6.30        6.21     5.96     5.56     5.08
67         6.51        6.41     6.12     5.66     5.13
68         6.73        6.62     6.28     5.77     5.18
69         6.97        6.84     6.44     5.86     5.23

70         7.23        7.07     6.61     5.96     5.27
71         7.51        7.32     6.79     6.05     5.31
72         7.80        7.58     6.96     6.14     5.34
73         8.12        7.85     7.14     6.23     5.37
74         8.46        8.14     7.32     6.31     5.40

75         8.82        8.45     7.50     6.38     5.42
76         9.21        8.76     7.67     6.45     5.44
77         9.63        9.10     7.84     6.51     5.45
78        10.08        9.44     8.01     6.57     5.47
79        10.56        9.80     8.17     6.62     5.48

80        11.07       10.17     8.33     6.66     5.49
81        11.62       10.55     8.48     6.70     5.49
82        12.20       10.94     8.61     6.73     5.50
83        12.82       11.33     8.74     6.76     5.50
84        13.47       11.73     8.86     6.79     5.51

85        14.17       12.12     8.97     6.81     5.51
-------------------------------------------------------

LR650                                                                     Page 2

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - FEMALE

-------------------------------------------------------------------------------------------------------------------
 Settlement age of       Number of instalments certain       Settlement age of      Number of instalments certain
   payee nearest                                               payee nearest
      birthday             60      120      180     240           birthday           60      120     180      240
-------------------------------------------------------------------------------------------------------------------
  Age     Life Annuity                                       Age   Life Annuity
   10         $2.80       $2.80   $2.80     $2.80   $2.80    35        $3.26       $3.26    $3.26    $3.25    $3.24
   11          2.81        2.81    2.81      2.81    2.81    36         3.29        3.29     3.29     3.28     3.27
   12          2.82        2.82    2.82      2.82    2.82    37         3.32        3.32     3.32     3.31     3.30
   13          2.83        2.83    2.83      2.83    2.83    38         3.35        3.35     3.35     3.34     3.33
   14          2.85        2.85    2.85      2.84    2.84    39         3.39        3.39     3.38     3.38     3.37

   15          2.86        2.86    2.86      2.86    2.86    40         3.42        3.42     3.42     3.41     3.40
   16          2.87        2.87    2.87      2.87    2.87    41         3.46        3.46     3.46     3.45     3.43
   17          2.89        2.89    2.89      2.88    2.88    42         3.50        3.50     3.50     3.49     3.47
   18          2.90        2.90    2.90      2.90    2.90    43         3.54        3.54     3.54     3.53     3.51
   19          2.92        2.92    2.92      2.91    2.91    44         3.59        3.59     3.58     3.57     3.55

   20          2.93        2.93    2.93      2.93    2.93    45         3.64        3.63     3.63     3.61     3.59
   21          2.95        2.95    2.95      2.95    2.94    46         3.68        3.68     3.67     3.66     3.63
   22          2.96        2.96    2.96      2.96    2.96    47         3.73        3.73     3.72     3.71     3.68
   23          2.98        2.98    2.98      2.98    2.98    48         3.79        3.79     3.77     3.76     3.72
   24          3.00        3.00    3.00      3.00    2.99    49         3.84        3.84     3.83     3.81     3.77

   25          3.02        3.02    3.02      3.02    3.01    50         3.90        3.90     3.89     3.86     3.82
   26          3.04        3.04    3.04      3.03    3.03    51         3.97        3.96     3.95     3.92     3.88
   27          3.06        3.06    3.06      3.06    3.05    52         4.03        4.03     4.01     3.98     3.93
   28          3.08        3.08    3.08      3.08    3.07    53         4.10        4.10     4.08     4.04     3.99
   29          3.10        3.10    3.10      3.10    3.09    54         4.18        4.17     4.15     4.11     4.04

   30          3.13        3.13    3.12      3.12    3.12    55         4.25        4.25     4.22     4.18     4.11
   31          3.15        3.15    3.15      3.14    3.14    56         4.34        4.33     4.30     4.25     4.17
   32          3.18        3.18    3.17      3.17    3.16    57         4.42        4.41     4.38     4.32     4.23
   33          3.20        3.20    3.20      3.20    3.19    58         4.52        4.51     4.47     4.40     4.30
   34          3.23        3.23    3.23      3.22    3.22    59         4.61        4.60     4.56     4.48     4.37
-------------------------------------------------------------------------------------------------------------------

------------------------------------------------------
Settlement age of      Number of instalments certain
  payee nearest
     birthday           60      120     180      240
------------------------------------------------------
Age   Life Annuity
60        $4.72       $4.70    $4.66    $4.57    $4.44
61         4.83        4.81     4.76     4.66     4.51
62         4.95        4.93     4.87     4.75     4.58
63         5.08        5.05     4.98     4.85     4.65
64         5.21        5.18     5.10     4.95     4.72

65         5.36        5.32     5.22     5.05     4.79
66         5.51        5.47     5.36     5.16     4.86
67         5.67        5.63     5.50     5.26     4.93
68         5.85        5.80     5.65     5.37     5.00
69         6.04        5.98     5.80     5.49     5.06

70         6.25        6.18     5.97     5.60     5.12
71         6.47        6.39     6.14     5.71     5.18
72         6.71        6.62     6.32     5.83     5.23
73         6.98        6.86     6.50     5.94     5.28
74         7.26        7.12     6.69     6.04     5.32

75         7.57        7.40     6.89     6.14     5.35
76         7.90        7.69     7.09     6.24     5.39
77         8.26        8.01     7.29     6.33     5.41
78         8.65        8.34     7.49     6.41     5.43
79         9.08        8.70     7.69     6.49     5.45

80         9.54        9.07     7.89     6.55     5.47
81        10.03        9.47     8.08     6.61     5.48
82        10.58        9.88     8.26     6.66     5.49
83        11.16       10.31     8.43     6.70     5.49
84        11.80       10.75     8.59     6.74     5.50

85        12.48       11.20     8.74     6.77     5.50
------------------------------------------------------


ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED

---------------------------------------------------------------------------------
     Number of years          Amount of each instalment       Number of years
      during which                                              during which
   instalments will be                                      instalments will be
          paid                 Annual          Monthly              paid
---------------------------------------------------------------------------------
              5                $211.99         $17.91                12
              6                 179.22          15.14                13
              7                 155.83          13.16                14
              8                 138.31          11.68                15
              9                 124.69          10.53                16
             10                 113.82           9.61                17
             11                 104.93           8.86                18
---------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
Amount of each instalment        Number of years         Amount of each instalment
                                   during which
                               instalments will be
 Annual           Monthly              paid               Annual           Monthly
---------------------------------------------------------------------------------------
  $97.54           $8.24                19                 $67.78           $5.73
   91.29            7.71                20                  65.26            5.51
   85.95            7.26                25                  55.76            4.71
   81.33            6.87                30                  49.53            4.18
   77.29            6.53
   73.74            6.23
   70.59            5.96
---------------------------------------------------------------------------------------

LR650                                                                     Page 3

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

  FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY ON THE LIVES OF TWO INSUREDS
   Non-Participating Variable life insurance payable upon death of the second
                            Insured to die before the
                                 Maturity Date.
                            Adjustable Death Benefit.
  Surrender Value payable upon surrender of the policy or on the Maturity Date.
              Flexible premiums payable to the Maturity Date or to
          the death of the second Insured to die, whichever is earlier.
                Investment results reflected in policy benefits.
          Premium Payments and Supplementary Coverages as shown in the
                             Policy Specifications.

LN655                                  NY

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK      VUL/SVUL ADDENDUM TO APPLICATION

THIS VUL/SVUL ADDENDUM IS SUBMITTED AS A SUPPLEMENT TO A LIFE INSURANCE APPLICATION

----------------------------------------------------------------------------------------------------------
NAME OF PROPOSED INSURED(A):
                            ------------------------------------------------------------------------------
                                       FIRST              MIDDLE  INITIAL               LAST
NAME OF PROPOSED INSURED(B):
                            ------------------------------------------------------------------------------
                                       FIRST              MIDDLE  INITIAL               LAST


NAME OF OWNER(S):
                 -----------------------------------------------------------------------------------------
                                               PROVIDE FULL LEGAL NAME

                 ------------------------------------------------------------------------------------------
                                               PROVIDE FULL LEGAL NAME

      SOC. SEC. #:   __ __ __ - __ __ - __ __ __ __    OR TAX I.D.  __ __  - __ __ __ __ __ __ __

------------------------------------------------------------------------------------------------------------
1. BROKER/            Print Name of Broker/Dealer:
   DEALER                                         ----------------------------------------------------------
   INFORMATION        Address:
                              ------------------------------------------------------------------------------
                      Telephone:                      Field Office Code:
                                -------------------                     ------------------------------------

------------------------------------------------------------------------------------------------------------
2. INVESTMENT         Overall Investment Objective for Sub-Account Selections:   (SELECT ONE OBJECTIVE ONLY)
   OBJECTIVE          / / Aggressive Growth       / / Growth        / / Growth & Income        / / Income
------------------------------------------------------------------------------------------------------------
3. TELEPHONE          I(We) acknowledge that neither the Company nor any person authorized by the Company
   TRANSFER           will be responsible for any claim, loss, liability or expense in connection with a
   AUTHORIZA-         telephone transfer if the Company or such other  person acted on telephone transfer
   TION               instructions in good faith in reliance on this authorization.
                      / / Check here if you DO NOT wish to authorize telephone transfer instructions.
                      / / Check here if you DO NOT wish to authorize your registered representative/agent to make telephone transfers.
------------------------------------------------------------------------------------------------------------
4. NO LAPSE
   PROVISION          The No Lapse Provision will only be effective if elected here and if the No Lapse
                      Premium requirement is met. (This provision may not be available in all states for all products.)
   / / YES / / NO
------------------------------------------------------------------------------------------------------------
5. AUTOMATIC          / / Quarterly     / / Semi-Annual     / / Annual
   REBALANCING
   YES                NOTE:  THIS SERVICE IS NOT AVAILABLE IF DOLLAR COST AVERAGING IS SELECTED.

                      (IF BOX IS NOT CHECKED, AUTOMATIC REBALANCING WILL NOT BE PROVIDED AT POLICY ISSUE.)
------------------------------------------------------------------------------------------------------------
6. DOLLAR COST        SELECT ONE TRANSFER OPTION (SEE THE PROSPECTUS FOR THE MINIMUM PER TRANSFER):
   AVERAGING          / / $___________ monthly     / / $_____________ quarterly

(FOLLOW INSTRUCTIONS  Each amount transferred is to be applied to the Fund(s) listed on the following page in
IN SECTION 7 BEFORE   the percentages noted (USE WHOLE PERCENTAGES ONLY.  TOTAL MUST EQUAL 100%).
COMPLETING THIS
SECTION)              I(We) understand that these transfers will continue until the Fund is exhausted or I(we)
                      terminate the program, whichever occurs earlier.  I(We) also understand that I(we) may
  / /  YES            add to such Fund at any time to continue this program or may change the periodic amounts.

                      NOTE:  IF DOLLAR COST AVERAGING IS SELECTED, ALLOCATIONS MUST BE MADE FROM THE MONEY
                      MARKET FUND.

                      (IF BOX IS NOT CHECKED, DOLLAR COST AVERAGING WILL NOT BE PROVIDED AT POLICY ISSUE.)
----------------------------------------------------------------------------------------------------------
7. INITIAL            FIXED ACCOUNT ________% Transfer(s) from the Fixed Account may only be made during
   PREMIUM            the 30-day period  following each Policy Anniversary and is (are) subject to a
   PAYMENT            maximum annual limit of 20% of the Fixed Account Value as of that Policy Anniversary.
   ALLOCATION         (SEE POLICY SPECIFICATION PAGE)
----------------------------------------------------------------------------------------------------------

B10409 NY                                                               (Page 1)


--------------------------------------------------------------------------------------------------------------------------
7. (CONT'D)                                 VARIABLE ACCOUNT -                        INITIAL              DOLLAR
   INITIAL PREMIUM                         SUB-ACCOUNTS (FUNDS)                       PREMIUM                COST
   PAYMENT                   (REFER TO THE PROSPECTUS FOR FUND AVAILABILITY)        ALLOCATION %       AVERAGING %
   ALLOCATION
--------------------------------------------------------------------------------------------------------------------------
(Allocation to any one       AIM VARIABLE INSURANCE FUNDS, INC.
% line must be 1%            ---------------------------------------------------------------------------------------------
or more.  Use whole               AIM V.I. Growth Fund
percentages only.            ---------------------------------------------------------------------------------------------
Grand Total of all                AIM V.I. International Equity Fund
allocations made in          ---------------------------------------------------------------------------------------------
this section of the               AIM V.I. Value Fund
application must equal       ---------------------------------------------------------------------------------------------
100%)
                             ---------------------------------------------------------------------------------------------
                             AMERICAN VARIABLE INSURANCE SERIES
                             ---------------------------------------------------------------------------------------------
                                  Global Small Capitalization Fund - Class 2
                             ---------------------------------------------------------------------------------------------
                                  Growth Fund - Class 2
                             ---------------------------------------------------------------------------------------------
                                  Growth-Income Fund - Class 2
                             ---------------------------------------------------------------------------------------------

                             ---------------------------------------------------------------------------------------------
                             BARON CAPITAL FUNDS TRUST
                             ---------------------------------------------------------------------------------------------
IF DOLLAR COST                    Baron Capital Asset Fund - Insurance Shares
AVERAGING                    ---------------------------------------------------------------------------------------------
is elected, an allocation
must be made to the          ---------------------------------------------------------------------------------------------
Money Market Fund and        BT INSURANCE FUNDS TRUST
the % allocated must         ---------------------------------------------------------------------------------------------
result in an initial amount       EAFE-Registered Trademark- Equity Index Fund
of at least $1,000 in such   ---------------------------------------------------------------------------------------------
account.  Please complete         Equity 500 Index Fund
Section 6.                   ---------------------------------------------------------------------------------------------
                                  Small Cap Index Fund
                             ---------------------------------------------------------------------------------------------

                             ---------------------------------------------------------------------------------------------
                             DELAWARE GROUP PREMIUM FUND, INC.
                             ---------------------------------------------------------------------------------------------
                                  Delchester Series
                             ---------------------------------------------------------------------------------------------
                                  Devon Series
                             ---------------------------------------------------------------------------------------------
                                  Emerging Markets Series
                             ---------------------------------------------------------------------------------------------
                                  REIT Series
                             ---------------------------------------------------------------------------------------------
                                  Small Cap Value Series
                             ---------------------------------------------------------------------------------------------
                                  Trend Series
                             ---------------------------------------------------------------------------------------------

                             ---------------------------------------------------------------------------------------------
                             FIDELITY VARIABLE INSURANCE PRODUCTS FUND
                             ---------------------------------------------------------------------------------------------
                                  Growth Portfolio - Service Class
                             ---------------------------------------------------------------------------------------------
                                  High Income Portfolio - Service Class
                             ---------------------------------------------------------------------------------------------
                             FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
                             ---------------------------------------------------------------------------------------------
                                  Contrafund Portfolio - Service Class
                             ---------------------------------------------------------------------------------------------
                             FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
                             ---------------------------------------------------------------------------------------------
                                  Growth Opportunities Portfolio - Service
                                  Class
                             ---------------------------------------------------------------------------------------------

                             ---------------------------------------------------------------------------------------------
                             JANUS ASPEN SERIES
                             ---------------------------------------------------------------------------------------------
                                  Balanced Portfolio
                             ---------------------------------------------------------------------------------------------
                                  Worldwide Growth Portfolio
                             ---------------------------------------------------------------------------------------------
                                  Global Technology Portfolio
                             ---------------------------------------------------------------------------------------------

                             ---------------------------------------------------------------------------------------------
                             LINCOLN NATIONAL
                             ---------------------------------------------------------------------------------------------
                                  LN Bond Fund Inc.
                             ---------------------------------------------------------------------------------------------
                                  LN Capital Appreciation Fund, Inc.
                             ---------------------------------------------------------------------------------------------
                                  LN Equity-Income Fund, Inc.
                             ---------------------------------------------------------------------------------------------
                                  LN Global Asset Allocation Fund, Inc.
                             ---------------------------------------------------------------------------------------------
                                  LN Money Market Fund, Inc.
                             ---------------------------------------------------------------------------------------------
                                  LN Social Awareness Fund, Inc.
                             ---------------------------------------------------------------------------------------------

                             ---------------------------------------------------------------------------------------------
                             MFS-Registered Trademark- VARIABLE INSURANCE TRUST
                             ---------------------------------------------------------------------------------------------
                                  MFS Emerging Growth Series
                             ---------------------------------------------------------------------------------------------
                                  MFS Total Return Series
                             ---------------------------------------------------------------------------------------------
                                  MFS Utilities Series
                             ---------------------------------------------------------------------------------------------

                             ---------------------------------------------------------------------------------------------
                             NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
                             ---------------------------------------------------------------------------------------------
                                  AMT Mid Cap Growth Portfolio
                             ---------------------------------------------------------------------------------------------
                                  AMT Partners Portfolio
                             ---------------------------------------------------------------------------------------------

                             ---------------------------------------------------------------------------------------------
                             TEMPLETON VARIABLE PRODUCTS SERIES FUND
                             ---------------------------------------------------------------------------------------------
                                  International Fund - Class 2
                             ---------------------------------------------------------------------------------------------
                                  Stock Fund - Class 2
                             ---------------------------------------------------------------------------------------------

                             ---------------------------------------------------------------------------------------------
                             OTHER:
                             ---------------------------------------------------------------------------------------------

                             ---------------------------------------------------------------------------------------------

      NOTE: ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THE DEATH BENEFIT PROCEEDS AND THE CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE VARIABLE ACCOUNT. ALSO, THE DEATH BENEFIT PROCEEDS
--------------------------------------------------------------------------------

B10409 NY                                                               (Page 2)

MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          CERTIFICATIONS AND SIGNATURES

I(We) have read the above questions and answers and declare that they are complete and true to the best of my (our) knowledge and belief. I(We) agree, a) that this VUL/SVUL Addendum to Application and Life Insurance Application (Part I pages 1, 2, 3, 4 and 5, and Part IIA, or Part II, if required) shall form a part of any policy/contract issued, and b) that no Agent/Representative of the Company shall have the authority to waive a complete answer to any question in this Addendum to Application, make or alter any contract, or waive any of the Company's other rights or requirements. I(We) further agree that no insurance shall take effect unless and until the policy/contract has been delivered to and accepted by me(us) and the initial premium paid during the lifetime of the Proposed Insured(s), and provided the Proposed Insured(s) remain in the state of health and insurability represented in Parts I and II, or Part IIA if required, of this Application.

I(We) acknowledge receipt of the current prospectus(es).


--------------------------------------------------------------------------------
DATED AT (CITY AND STATE)                   ON (MONTH, DAY AND YEAR)

--------------------------------------------------------------------------------
SIGNATURE OF PROPOSED INSURED (A)

--------------------------------------------------------------------------------
SIGNATURE OF PROPOSED INSURED (B)

--------------------------------------------------------------------------------
SIGNATURE OF APPLICANT/OWNER/TRUSTEE/SUB-TRUSTEE IF OTHER THAN PROPOSED INSURED

--------------------------------------------------------------------------------
SIGNATURE OF APPLICANT/OWNER/TRUSTEE/SUB-TRUSTEE IF OTHER THAN PROPOSED INSURED

--------------------------------------------------------------------------------
SIGNATURE OF LICENSED AGENT/REPRESENTATIVE/BROKER (AS WITNESS)

--------------------------------------------------------------------------------
SIGNATURE OF WITNESS (IF OTHER THAN AGENT/REPRESENTATIVE)

--------------------------------------------------------------------------------

B10409 NY                                                               (Page 3)